EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements on Form S-3 and Form S-8 of our reports dated March 1, 2013, relating to the consolidated financial statements and financial statement schedules of The Hartford Financial Services Group, Inc. (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the retrospective adjustment of the accompanying consolidated financial statements and financial statement schedules for the Company's adoption of a change in accounting for costs associated with acquiring or renewing insurance contracts) and the effectiveness of The Hartford Financial Services Group, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of The Hartford Financial Services Group, Inc. for the year ended December 31, 2012.

Form S-3 Registration No.	Form S-8 Registration Nos.
333-168532	333-105707
333-49170
333-105706
333-34092
033-80665
333-12563
333-125489
333-157372
333-160173
333-168537

DELOITTE & TOUCHE LLP
Hartford, Connecticut
March 1, 2013

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